Exhibit 10.22

SECURITY AGREEMENT

THIS AGREEMENT (the “Security Agreement”) made as of December 20, 2018 by and between QUALITY GOLD, INC., an Ohio corporation with a place of business at 500 Quality Boulevard, Fairfield, Ohio 45014 (“Quality Gold”) and MTM, INC., a Delaware corporation with a place of business at 115 West 30th Street, New York, New York 10001-4010 (“MTM”) (Quality Gold and MTM are hereinafter sometimes collectively referred to herein as the “Debtors” and individually as a “Debtor”); and HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 (the “Secured Party”).

1.               The Security Interests.

(a)             In order to secure the due and punctual payment and performance of (i) that certain Consignment Agreement between the Debtors and the Secured Party dated as of the date hereof, as amended from time to time (as amended, the “Consignment Agreement”), and (ii) all other future advances to the Debtors by the Secured Party and the due and punctual payment and performance of all other indebtedness, liabilities and obligations of the Debtors to the Secured Party, of every kind and description, whether direct, indirect or contingent, now or hereafter existing, due or to become due, and howsoever arising, incurred or evidenced, including all products and services provided to the Debtors by the Secured Party including cash management, foreign exchange and other treasury products and services (all of the foregoing are hereinafter called the “Secured Obligations”), the Debtors hereby grant to the Secured Party a continuing security interest in the following described personal property (hereinafter collectively called the “Collateral”):

All fixtures and all tangible and intangible personal property of the Debtors, whether now owned or hereafter acquired by the Debtors, or in which the Debtors may now have or hereafter acquire an interest, including, without limitation, (a) all Equipment (including all machinery, tools and furniture), Inventory (including all merchandise, raw materials, work in process, finished goods and supplies), and Goods, whether now owned or hereafter acquired by the Debtors or acquired on consignment, or in which the Debtors may now have or hereafter acquire an interest (the “Tangible Collateral”); (b) all Accounts, accounts receivable, other receivables, contract rights, Chattel Paper, and General Intangibles of the Debtors (including, without limitation, goodwill, patents, trademarks, tradenames, blueprints, designs, product lines and research and development), whether now owned or hereafter acquired by the Debtors, or in which the Debtors may now have or hereafter acquire an interest; (c) all Instruments, documents of title, policies and certificates of insurance, securities, bank deposits, Deposit Accounts, checking accounts and cash now or hereafter owned by the Debtors, or in which the Debtors may now have or hereafter acquire an interest; (d) all the Debtors’ rights under consignment agreements with vendors of the Debtors’ memo programs and all security therefor; (e) Commercial Tort Claims, Documents, Fixtures, Investment Property and Letter-of-Credit Rights presently owned or hereinafter acquired by the Debtors, including, without limitation, books and records, supporting obligations, contract rights or rights to the payment of money, trademarks, service marks, tradenames, copyrights and trade secrets, policies and certificates of insurance and all amounts payable to the Debtors or rights of the Debtors under or with respect to any such insurance, including, without limitation, all proceeds, refunds and premium rebates, whether any such proceeds, refunds and premium rebates, arise out of any of the foregoing, or otherwise, money, cash or other property, federal, state and local tax refunds and/or abatements to which the Debtors is, or shall become, entitled, no matter how or when arising, including, but not limited to, any carryback tax refunds, all liens, guarantees, rights, remedies and privileges pertaining to any of the foregoing, including the right of stoppage in transit; (f) all accessions, additions or improvements, to all replacements, substitutions and parts for, and all proceeds and products to all of the foregoing; and (g) all books, records and documents relating to all of the foregoing.

(b)               All Collateral consisting of Accounts, contract rights, Chattel Paper and General Intangibles of the Debtors, whether now existing or hereafter existing, and arising from the sale, delivery or provision of goods and/or services are sometimes hereafter collectively called the “Customer Receivables”.

(c)               The security interests granted pursuant to this Section 1 (the “Security Interests”) are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability the Debtors under any of the Collateral or any transaction which gave rise thereto.

(d)               In the event that any of the contract rights would be or become voidable or would be violated on account of the security interest contemplated herein, the security interest in the specific contract right which requires such consent shall be void ab initio and in such event the Debtors covenant and agree to exercise all of their rights and remedies under such contract at the direction of and for the benefit of the Secured Party.

(e)               “Accounts”, “Chattel Paper”, “Commercial Tort Claim”, “Consumer Goods”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property” and “Letter-of-Credit Rights” shall have the meaning assigned to each in the Uniform Commercial Code in effect in the State of New York from time to time (the “UCC”).

2.                  Delivery of Chattel Paper. The Secured Party may at any time or from time to time, at its sole reasonable discretion, require the Debtors to cause any chattel paper included in the Customer Receivables to be delivered to the Secured Party or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

3.                  Letter of Credit Rights. If the Debtors are now or at any time hereafter shall become a beneficiary under a letter of credit, the Debtors shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtors shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) arrange for the issuer and any conformer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit, or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter of credit are to be applied to the Obligations.

4.                  Commercial Tort Claims. If the Debtors now hold or shall at any time hereafter acquire a commercial tort claim (as defined in Revised Article 9 of the UCC, regardless of whether Revised Article 9 is then in effect in such jurisdiction), the Debtors shall immediately notify the Secured Party of the brief details thereof and shall grant to the Secured Party a security interest therein and in the proceeds thereof (in form satisfactory to the Secured Party); and such claim and proceeds shall thereafter be deemed Collateral under the terms of this Security Agreement.

5.                  Filing; Further Assurances. The Debtors will, at their expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to execute, authenticate, file and record, with or without any signature and by electronic means, any financing statements, continuation statement or amendments thereto, any carbon, photographic or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral, including, without limitation, any filing which further describes for identification any commercial tort claim which may come into existence in the future. The Debtors hereby appoint the Secured Party as the Debtors’ attorney-in-fact to execute, if necessary, and to file in the name and behalf of the Debtors such financing statements, continuation statement or amendments as such Secured Party may request.

6.                  Representations and Warranties of the Debtors. The Debtors hereby represent and warrant to the Secured Party (a) that except as set forth in the Consignment Agreement, the Debtors are, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance; (b) that except for such financing statements as may be described on Exhibit A attached hereto and made a part hereof, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement; and (c) that all additional information, representations and Warranties contained in Exhibit B-1 and B-2 attached hereto and made a part hereof are true, accurate and complete on the date hereof.

7.                  Covenants of the Debtors. The Debtors hereby covenant and agree with the Secured Party that the Debtors (a) except for Permitted Liens (as defined in the Consignment Agreement), will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein; (b) will not change their respective jurisdiction of organization without the prior written consent of the Secured Party; (c) will provide the Secured Party with twenty (20) days prior written notice of (i) any change in the principal office of the Debtors or the office where the Debtors maintain their books and records pertaining to the Customer Receivables, or (ii) the movement or location of Collateral to or at any address other than as set forth in said Exhibit B-1 and B-2; (d) will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtors; (e) will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution; (t) will have and maintain insurance at all times with respect to the Tangible Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as the Secured Party may reasonably require in writing, containing such terms, in such form, for such periods and written by such companies as may be reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party and the Debtors as its interests may appear, and shall provide for thirty (30) days’ prior written minimum cancellation notice to the Secured Party, and the Debtors shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions; (g) except as permitted by the Consignment Agreement or in the ordinary course of business, will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Secured Party; (h) except for Permitted Liens, will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and fear excepted, and will not waste or destroy the Collateral or any part thereof; (i) will use the Collateral for business purposes and not in violation of any statute or ordinance; (j) will keep the Collateral in good repair, working order and condition; and fromorwl.fi, time will make to such Collateral all needful and proper repairs, renewals, replacements, extensions,-additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar lines of business under similar circumstance; and (k) upon the occurrence of an Event of Default, will stamp all books and records pertaining to accounts, instruments and general intangibles to evidence the Secured Party’s security interest therein in form satisfactory to the Secured Party immediately upon the Secured Party’s written demand.

8.                  Records Relating to Collateral. The Debtors will keep their records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at their office at 500 Quality Boulevard, Fairfield, Ohio 45014, in the case of Quality Gold, and 115 West 30th Street, New York, New York 10001-4010, in the case of MTM, or at such other place or places of business as the Secured Party may approve in writing. The Debtors will hold and preserve such records and chattel paper and, will permit representatives of the Secured Party at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

9.                  Collections with Respect to Customer Receivables.

The Debtors will, at their expense, and subject at all times to the Secured Party’s right upon the occurrence, and during the continuance, of an Event of Default to give reasonable directions and instructions:

(i)                 endeavor to collect or cause to be collected from customers indebted on Customer Receivables, as and when due, any and all amounts, including interest, owing under or on account of each Customer Receivable; and

(ii)              take or cause to be taken such appropriate action to repossess goods, the sale or rental of which gave rise to any Customer Receivable, or to enforce any rights or liens under Customer Receivables, as the Debtors or the Secured Party may deem proper, and in the name of the Debtors or the Secured Party, as the Secured Party may deem proper;

provided that (x) the Debtors will use their best judgment to protect the interests of the Secured Party and (y) the Debtors shall not be required under this Section 9 to take any action which would be contrary to any applicable law or court order. The Debtors shall, at the request of the Secured Party upon the occurrence of an Event of Default, notify the account s of the Security Interests of the Secured Party in any of the Customer Receivables and the Secured Party may itself at any such time so notify account debtors. The Secured Party shall have full power at any time after such notice to collect, compromise, endorse, sell or otherwise deal with any or all outstanding Customer Receivables or the proceeds thereof in the name of the Secured Party or the Debtors. In the event that, after notice to any account debtors to pay the Secured Party, the Debtors receive any payment on a Customer Receivable, any such payments shall be held by the Debtors in trust for the Secured Party and immediately turned over to the Secured Party, as aforesaid.

10.              General Authority Each of The Debtors hereby appoints the Secured Party such Debtor’s lawful attorney, with full power of substitution, in the name of such Debtor, for the sole use and benefit of the Secured Party, but at the Debtors’ expense, to exercise all or any of the following powers with respect to all or any of the Collateral:

(a)               to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due,

(b)               to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party,

(c)               to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(d)               to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the related goods securing the Customer Receivables, as fully and effectually as if the Secured Party was the absolute owner thereof,

(e)               to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

(f)                to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided that the Secured Party shall give the Debtors not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is of a type customarily sold on a recognized market or which is perishable or threatens to decline speedily in value.

11.              Events of Default. The Debtors shall be in default under this Security Agreement upon the occurrence of any of the following events (herein referred to as an “Event of Default”):

(a)               default by the Debtors in the due observance or performance of any covenant or agreement contained herein or breach by the Debtors of any representation or warranty herein contained;

(b)               any default in the payment of the principal of, or any interest on, or any sum in respect of, any indebtedness of the Debtors to the Secured Party, including, without limitation, indebtedness evidenced by or incurred pursuant to the Consignment Agreement; or

(c)               the occurrence of any event of default under the provisions of the Consignment Agreement or any agreement now or hereafter evidencing or securing any of the Secured Obligations.

12.              Remedies Upon Event of Default.

(a)               If any Event of Default shall have occurred and be continuing, the Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full then, after ten (10) days written notice by the Secured Party to the Debtors of acceleration of the Secured Obligations, sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, at such price or prices as the Secured Party shall deem satisfactory. The Secured Party may require the Debtors to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtors. The Secured Party shall give the Debtors ten (10) days’ prior written notice of its intention to make any such public or private sale or sale at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(b)               The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

13.              Application of Collateral and Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities: (a) first, to pay the expenses of such sale or other realization, including reasonable commission to Secured Party and its agents and counsel, and all expenses, liabilities and all advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 14; (b) second, to pay the Secured Obligations in such manner as the Secured Party, in its sole reasonable discretion, shall determine; and (c) finally, to pay to the Debtors, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

14.              Expenses: Secured Party’s Lien. The Debtors will forthwith upon request pay to the Secured Party: (a) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon, and (b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (w) the preparation and administration of this Security Agreement, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Secured Party of any of the powers conferred upon it hereunder or (z) any default on the Debtors’ part hereunder.

15.              Termination of Security Interests; Release of Collateral. Upon the repayment and performance in full of all the Secured Obligations, and termination of the Secured Party’s obligation, if any, to extend further credit facilities to the Debtors, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtors. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtors’ expense to the extent permitted by law, promptly execute and deliver to the Debtors such documents as the Debtors shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

16.              Notices. All notices, communications and distributions hereunder shall be given or made to the parties at their respective addresses set forth herein, or at such other address as the addressee may hereafter specify for the purpose by written notice to the other party hereto.

17.              Right of Set-Off. The Debtors hereby grant to the Secured Party, a lien, security interest and right of set off as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party, its successors or assigns, or in transit to any of them. At any time and from time to time, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Debtors even though unmatured and regardless of the adequacy of any other collateral securing the Secured Obligations. ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE SECURED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE DEBTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

18.              Miscellaneous.

(a)               No failure on part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. This Security Agreement is in addition to and without limitation of any right of the Secured Party under the Consignment Agreement and any other ancillary document executed in connection therewith or any other security agreement, mortgage or guaranty granted by the Debtors or any other person to the Secured Party.

(b)               THE DEBTORS AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN THE DEBTORS AND THE SECURED PARTY WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (“DISPUTE” OR “DISPUTES”) SHALL, AT THE SECURED PARTY’S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY THE SECURED PARTY, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY THE DEBTORS AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY THE DEBTORS, BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS PARAGRAPH AND SHALL, AT THE ELECTION OF THE SECURED PARTY, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (A) THIS AGREEMENT OR ANY RELATED AGREEMENTS, NOTES OR INSTRUMENTS, (B) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE DEBTORS AND THE SECURED PARTY, (C) ANY TRANSACTION RELATED TO THIS AGREEMENT AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE DEBTORS AND THE SECURED PARTY, AND (D) ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE DEBTORS AND THE SECURED PARTY. The Secured Party may elect to require arbitration of any Dispute with the Debtors without thereby being required to arbitrate all Disputes between the Secured Party and the Debtors. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which vivid otherwise be applicable shall apply to any arbitration proceeding under this Paragraph In any arbitration proceeding subject to this Paragraph, the arbitration panel (the “arbitrator”) is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator’s sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this Paragraph. No provision of, nor the exercise of any rights under, this Paragraph shall limit the right of the Secured Party (a) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of the power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise herein pursuant to applicable law, (b) to exercise self-help remedies including but not limited to setoff and repossession, or (c) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of the Secured Party and, even if the Secured Party is the plaintiff, to submit the Dispute to arbitration if the Secured Party would otherwise have such right. Whenever an arbitration is required under this Paragraph, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years’ experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years’ experience representing commercial banks). The arbitrator shall have the power to award recovery of all costs and fees (including attorneys’ fees, administrative fees, arbitrator’s fees, and court costs) to the prevailing party. In the event of any Dispute governed by this Paragraph, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator’s fees.

(c)               THE DEBTORS AND SECURED PARTY MUTUALLY HEREBY (N KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER CONSIGNMENT DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE SECURED PART RELATING TO THE ENFORCEMENT OF THIS SECURITY AGREEMENT OR THE CONSIGNMENT DOCUMENTS, AND AGREE THAT NEITHER THE DEBTORS NOR THE SECURED PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE DEBTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR 4ECOVER „IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENT AL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE DEBTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR SECURED PARTY TO ACCEPT THIS SECURITY AGREEMENT AND TO EXTEND THE CONSIGNMENT FACILITY.

(d)               Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(e)               This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). THE DEBTORS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, AS WELL AS ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON DEBTORS BY MAIL AT THE ADDRESS SET FORTH IN THIS SECURITY AGREEMENT. THE DEBTORS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code have the meanings therein stated.

(f)                This Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns; provided, that the Debtors cannot assign their obligations or interest herein without the prior written consent of the Secured Party.

(g)               If any provisions hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction.

*The next page is a signature page*

IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as or the day and year first above written.

WITNESS:	QUALITY GOLD, INC.

/s/ Dennis Horn	By:	/s/ Michael Langhammer
Title: CEO

MTM, INC.

/s/ Dennis Horn	By:	/s/ Michael Langhammer
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ A. Marinaro
Title: V.P.

EXHIBIT A

FINANCING STATEMENTS ON FILE ON DATE HEREOF

UCC financing statements in favor of HSBC Bank USA, National Association

UCC financing statements in favor of PNC Bank, National Association

EXHIBIT B-1

ADDITIONAL REPRESENTATIONS AND WARRANTIES

OF

QUALITY GOLD, INC.

1.	The exact title of the Debtor is Quality Gold, Inc. The Debtor has not conducted business under any other name during the preceding ten (10) years except: None.

2.	The Debtor uses in its business and owns the following trade names: Quality Gifts.

3.	The Debtor was organized on December 31, 1979, under the laws of the State of Ohio and is good standing under those laws.

4.	The president of the Debtor is: Michael Langhammer, CEO.

5.	The Debtor is qualified to transact business in the following states: Ohio.

6.	The Debtor has places of business at:

500 & 530 Quality Blvd., Fairfield, OH 45014 (Headquarters)
6 North Broad Street, suite 303 Woodbury, NJ 08096 (Sales Office)
50 Tice Blvd., unit 340 & 341 Woodcliff Lake, NJ (Sales Office)

7.	The Debtor owns or has an interest in personal property located elsewhere at: No other locations.

EXHIBIT B-2

ADDITIONAL REPRESENTATIONS AND WARRANTIES

OF

MTM, INC.

1.	The exact title of the Debtor is MTM, Inc. The Debtor has not conducted business under any other name during the preceding ten (10) years except: None.

2.	The Debtor uses in its business and owns the following trade names: None.

3.	The Debtor was organized on June 22, 2016, under the laws of the State of Delaware and is in good standing under those laws.

4.	The president of the Debtor is: Larry Mandel, President.

5.	The Debtor is qualified to transact business in the following states: Delaware.

6.	The Debtor has places of business at: 30th Street, New York, NY 90068.

7.	The Debtor owns or has an interest in personal property located elsewhere at: Arin, S.A. Jr. El Amuate 197, Urb San Juan Bautista Lima Chorrilllos Peru.